Exhibit 10.2

BANK OF SCOTLAND

NEW YORK BRANCH

565 Fifth Avenue

New York, New York 10017

                                                                                                                October 31, 2007

FirstCity Financial Corporation

6400 Imperial Drive

Waco, Texas 76712

Gentlemen:

We refer to Amendment No.10 and Consent to Revolving Credit Agreement dated as of August 22, 2007 (the “Amendment”) among FirstCity Financial Corporation (the “Borrower”), the financial institutions which are parties to the Agreement hereinafter referred to (the “Lenders”) and Bank of Scotland, as agent (the “Agent”), for the Lenders under the Revolving Credit Agreement dated as of November 12, 2004, among the Borrower, the Lenders and the Agent (as amended to date, the “Agreement”).

The Agent and the Borrower hereby agree and confirm that the date in Section 9.19 of the Agreement is amended to be November 16, 2007.

Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms.

Please sign below to confirm the terms of this letter, which may be executed in counterparts, which when taken together shall constitute one and the same instrument.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law doctrine that would result in the application of the laws of another jurisdiction.  The execution and delivery of this letter shall not obligate the Agent to agree to any further amendments, waivers or consents.

On and after September 17, 2007, the “appointed day” for the registration of the Bank of Scotland as a public limited company under the United Kingdom Companies Act 1985, all references in this document to the Bank of Scotland however expressed shall be deemed to be references to Bank of Scotland plc.  Bank of Scotland plc is registered in Scotland and has its registered office at The Mound, Edinburgh EH1 1YZ.

This letter may be executed in counterparts, which when taken together shall constitute one and the same instrument.

Very truly yours,

BANK OF SCOTLAND,
Individually and as Agent

By:
Name:
Title:

AGREED:

FIRSTCITY FINANCIAL CORPORATION

By:
Name:
Title:

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